UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2025

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 10, 2025, Hall of Fame Resort & Entertainment Company (the “Company”) received a deficiency letter (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) stating that the Company failed to hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2023, as required by Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”).

The Notice has no immediate impact on the listing of the Company’s common stock (the “Common Stock”) on Nasdaq.

Under Nasdaq Rules, the Company has 45 calendar days, or until February 24, 2025, to submit a plan to regain compliance with the Annual Meeting Requirement (a “Compliance Plan”). If the Compliance Plan is accepted, Nasdaq can provide the Company an extension of up to 180 calendar days from the fiscal year end, or until June 30, 2025, to regain compliance. The Company intends to submit a Compliance Plan within the specified period. There can be no assurance that Nasdaq will accept the Compliance Plan, and if Nasdaq does not accept the Compliance Plan, the Company will have the opportunity to appeal the determination to the Nasdaq hearings panel which has the authority to grant the Company an additional extension of time of up to 180 calendar days to regain compliance. If the Company fails to regain compliance with these requirements or to submit an acceptable Compliance Plan to Nasdaq within the time allotted, the Company will be subject to delisting from the Nasdaq Capital Market.

If the Common Stock ceases to be listed for trading on Nasdaq, the Company would expect the Common Stock would be traded on one of the three tiered marketplaces of the OTC Markets Group.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 16, 2025, Mr. Jerome Bettis resigned from the Board of the Company. As a Class A director, Mr. Bettis’s term was set to expire at the Company’s 2024 Annual Meeting of Stockholders. Mr. Bettis did not currently serve on any committees of the Board. Mr. Bettis confirmed his departure was due to other professional and personal obligations requiring significant time and attention and was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. The Company is appreciative of Mr. Bettis’s service to the Company as a director.

Cautionary Statement regarding Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “believe,” “intend,” “project,” “plan,” “will,” “should,” “could,” “continue,” “regain,” “extend,” “remain,” “maintain,” and “cease,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this Current Report on Form 8-K will not be achieved. For example, there can be no assurance that the Company will regain compliance with the Annual Meeting Requirement during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified in this Form 8-K or as disclosed from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: January 16, 2025

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